UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2014

GRIFFON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K filed on Wednesday, February 12, 2014, we previously reached an agreement in principle to amend our revolving credit facility to, among other things, (i) extend the maturity date of the facility by one year, to March 28, 2019, (ii) increase the maximum permitted consolidated leverage ratio, (iii) increase the maximum permitted consolidated senior secured leverage ratio, (iv) reduce the minimum permitted consolidated interest coverage ratio, and (v) increase certain baskets for permitted debt, guaranties, liens, asset sales, foreign acquisitions, investments and restricted payments under the negative covenants contained in the revolving credit facility. A definitive agreement with respect to the amendment has been executed as of today, February 14, 2014. Attached as Exhibit 99.1 is a copy of the amendment, the terms of which are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Exhibit Title
99.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of February 14, 2014, to that certain Amended and Restated Credit Agreement, dated as of March 28, 2013 among Griffon Corporation, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, Wells Fargo Bank, National Association, HSBC Bank USA, N.A and RBS Citizens, N.A., as co-documentation agents, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2014	GRIFFON CORPORATION

	By:	/s/ Seth L. Kaplan
		Name:	Seth L. Kaplan
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of February 14, 2014, to that certain Amended and Restated Credit Agreement, dated as of March 28, 2013 among Griffon Corporation, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, Wells Fargo Bank, National Association, HSBC Bank USA, N.A and RBS Citizens, N.A., as co-documentation agents, and the other lenders party thereto.